EXHIBIT 10.1
                                                      COMMERCIAL LEASE AGREEMENT
                                                 (C.A.R. Form CL, Revised 10/01)
CALIFORNIA
ASSOCIATION
OF REALTORS

Date (For reference only):  August 20, 2003
                          -----------------

Eggers  Family  Trust  ("Landlord")  and Secure Coin,  Inc.,  Peter M. Summers &
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Bradley M. Romine ("Tenant") agree as follows:
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1. PROPERTY:  Landlord rents to Tenant and Tenant rents from Landlord,  the real property and improvements described as:

the front portion of 513 De La Viva Street,  consisting of  approximately 2,181
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square feet
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("Premises"),  which comprise  approximately  55% of the total square footage of rentable space in the entire property. See exhibit A for a further description of the Premises.

2. TERM:  The term shall be for Three  years and no months,  beginning on (date)
                                -----            --
September 1, 2003 ("Commencement Date") (Check A or B):
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|X|  A. Lease: and shall  terminate on (date) thirty six  months  from beginning at, 12:00 AM/PM. Any holding over after the term of this agreement expires, with Landlord's consent, shall create a month-to-month tenancy that either party may terminate as specified in paragraph 2B. Rent shall be at a rate equal to the rent for the immediately preceding month, payable in advance. All other terms and conditions of this agreement shall remain in full force and effect.

|_| B. Month-to-month: and continues as a month-to-month tenancy. Either party may terminate the tenancy by giving written notice to the other at least 30 days prior to the intended termination date, subject to any applicable laws. Such notice may be given on any date.

|X|  C. RENEWAL OR EXTENSION TERMS: See attached addendum Options to Extend
                                                          -----------------

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3. BASE RENT:

     A. Tenant agrees to pay Base Rent at the rate of (CHECK ONE ONLY:)

|_|  (1) $                          per month, for the term of the agreement.
         --------------------------

|_|  (2) $  2,377.29  per  month,  for the  first 12  months  of the  agreement.
            --------
     Commencing with the 13th month, and upon expiration of each 12 months thereafter, rent shall be adjusted according to any increase in the U.S. Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers ("CPI") for Los Angeles - Riverside - Orange
                                                --------------------------------
     County  (the city  nearest  the  location  of the  Premises),  based on the
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     following  formula:  Base Rent will be  multiplied  by the most current CPI preceding the first calendar month during which the adjustment is to take effect, and divided by the most recent CPI preceding the Commencement Date. In no event shall any adjusted Base Rent be less than the Base Rent for the month immediately preceding the adjustment. If the CPI is no longer published, then the adjustment to Base Rent shall be bused on an alternate index that most closely reflects the CPI.

|_| (3) $_____ per month for the period commencing _____ and ending _______ and $_____ per month for the period commencing _____ and ending _______ and $_____ per month for the period commencing _____ and ending _______.

|_|  (4) In accordance with the attached rent schedule.

|_|  (5) Other. CPI adjustments shall be a minimum of 2% per year and maximum of
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         5% per year
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B.  Base  Rent is  payable  in  advance  on the 1st ( or  ________)  day of each calendar month, and is delinquent on the next day.

C. If the Commencement Date falls on any day other than the first day of the month, Base Rent for the first calendar month shall be prorated based on a 30-day period. If Tenant has paid one full month's Base Rent in advance of the Commencement Date, Base Rent for the second calendar month shall be prorated based on a 30-day period.


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4. RENT:

A. Definition. ("Rent") shall mean all monetary obligations of Tenant to Landlord under the terns of this agreement. except security deposit.

B.   Payment. Rent shall be paid to (Name) Eggers Family Trust at (address) P.O.
                                           -------------------              ---
     Box 3948,  Santa Barbara,  CA 93130, or at any other location  specified by
     -----------------------------------
     Landlord in writing to Tenant.

C. Timing. Base Rent shall be paid as specified in paragraph 3. All other Rent shall be paid within 30 days after Tenant is billed by Landlord.

5. EARLY POSSESSION: Tenant is entitled to possession of the Premises on upon execution of the lease and payment of amounts due.

If Tenant is in possession prior to the Commencement Date, during this time (I) Tenant is not obligated to pay Base Rent, and (II) Tenant ___ is X is not
                                                                      ---
obligated to pay Rent other than Base Rent. Whether or not Tenant is obligated to pay Rent prior to Commencement Date, Tenant is obligated to comply with all other terms of this agreement

6. SECURITY DEPOSIT:

A.   Tenant  agrees to pay  Landlord  $4,754.58  as a security  deposit.  Tenant
                                      ---------
     agrees not to hold Broker responsible for its return. (IF CHECKED:) |_| If Base Rent increases during the term of this agreement Tenant agrees to increase security deposit by the same proportion as the increase in Base Rent.

B. All or any portion of the security deposit may be used, as reasonably necessary, to: (i) cure Tenant's default in payment of Rent, late charges, non-sufficient funds ("NSF") fees, or other sums due; (ii) repair damage, excluding ordinary wear and tear, caused by Tenant or by a guest or licensee of Tenant; (III) broom clean the Premises, if necessary, upon termination of tenancy; and (IV) cover any other unfulfilled obligation of Tenant. SECURITY DEPOSIT SHALL NOT BE USED BY TENANT IN LIEU OF PAYMENT OF LAST MONTH'S RENT. If all or any portion of the security deposit is used during tenancy, Tenant agrees to reinstate the total security deposit within 5 days after written notice is delivered to Tenant Within 30 days after Landlord receives possession of the Premises, Landlord shall: (I) furnish Tenant an itemized statement indicating the amount of any security deposit received and the basis for its disposition, and (II) return any remaining portion of security deposit to Tenant. However, if the Landlord's only claim upon the security deposit is for unpaid Rent, then the remaining portion of the security deposit, after deduction of unpaid Rent, shall be returned within 14 days after the Landlord receives possession

C. No interest will be paid on security deposit, unless required by local ordinance.

                 Landlord and Tenant acknowledge receipt of a copy of this page.

                 Landlord's Initials (________) (__________)

                 Tenant's Initials (________) (__________)


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                                  Reviewed by
                                  Broker or Designee_______________Date_________
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OF REALTORS(R), INC. ALL. RIGHTS RESERVED.
CL-11 REVISED 10/01 (PAGE 1 OF 6}

                 COMMERCIAL LEASE AGREEMENT (CL-11 PAGE 1 OF 6)